PagerDuty Announces First Quarter Fiscal Year 2021 Financial Results

First quarter revenue increased 33% year-over-year to a record $49.8 million
Over 13,000 customers now using PagerDuty to power their digital transformations
348 customers with annual recurring revenue over $100,000, up 44% year-over-year

SAN FRANCISCO – (BUSINESS WIRE) – June 4, 2020 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the first quarter of fiscal 2021 ended April 30, 2020.

“PagerDuty is pleased to report a strong start to the fiscal year, with a 33% year-on-year revenue increase to $49.8 million for the quarter, demonstrating the continued trust our customers place in the PagerDuty platform. We believe that PagerDuty is uniquely positioned to be a trusted partner in this environment. Our cloud-native platform is designed to enable proactive response capabilities to prevent outages, and gain predictive insights so our customers can automate repetitive work and improve collaboration across virtual teams,” said Jennifer Tejada, CEO at PagerDuty.

First Quarter Fiscal 2021 Financial Highlights
•Revenue: Total revenue was $49.8 million, up 33% year-over-year.

•	Gross Margin: GAAP gross margin was 86.0%. Non-GAAP gross margin was 86.7% compared to non-GAAP gross margin of 85.7% in the first quarter of fiscal 2020.

•
Operating Loss: GAAP operating loss was $12.6 million, or GAAP operating margin of negative 25.3%, compared to a $12.7 million GAAP loss, or GAAP operating margin of negative 34.1%, in the first quarter of fiscal 2020. Non-GAAP operating loss was $4.3 million, or non-GAAP operating margin of negative 8.6%, compared to a $7.9 million non-GAAP loss, or non-GAAP operating margin of negative 21.2%, in the first quarter of fiscal 2020.

•
Net Loss: GAAP net loss was $11.5 million, compared to $12.1 million in the first quarter of fiscal 2020. GAAP net loss per share was $0.15, compared to $0.37 in the first quarter of fiscal 2020. Non-GAAP net loss was $3.2 million, compared to $7.3 million in the first quarter of fiscal 2020. Non-GAAP net loss per share was $0.04, compared to $0.22 in the first quarter of fiscal 2020.

•
Cash Flow: Net cash used in operations was $0.2 million, or 0.4% of revenue, compared to net cash used in operations of $7.6 million, or 20.3% of revenue, in the first quarter of fiscal 2020. Free cash flow was negative $2.9 million, or 5.8% of revenue, compared to negative $8.8 million, or 23.5% of revenue, in the first quarter of fiscal 2020.

•	Cash and Cash Equivalents and Current Investments were $350.8 million as of April 30, 2020.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Recent Highlights

•	Leadership team bolstered: We recently hired Manjula Talreja as our Chief Customer Officer. We also added several new go to market leaders.

•
Customer Growth: PagerDuty had 13,060 customers as of April 30, 2020. New and expansion customers include LabCorp, Toyota Motor North America, NBCUniversal, SlingTV, Nextdoor Inc., Nvidia, CHANEL, Domino’s Pizza, PGA Tour, Crocs, TD Bank and Sephora.

•
Product Innovation: We recently announced new automation and intelligence capabilities in Dynamic Service Directory, Business Response and Intelligent Triage solutions, to help teams reduce manual work, prevent outages and improve remote collaboration. These advances in our platform are designed to equip teams with proactive response capabilities to prevent outages, and gain predictive insights so they can automate repetitive work and improve collaboration across virtual teams. The general release of Intelligent Triage, now available on mobile, advances PagerDuty’s AIOps solution, Event Intelligence, by providing new automation and intelligence to eliminate repetitive manual tasks. Service Directory gives developer teams access to a central knowledge base that's always up-to-date, and clearly shows owners and experts for each service and their associated run books. Our Business Response capability, now has a new mobile status dashboard. This functionality allows remote teams to collaborate effectively when incidents arise.

•
Platform Expansion: PagerDuty customers can now use the Microsoft Teams integration to drive real-time operations across their organization. PagerDuty’s integration allows users to not only view critical incident details from within the Microsoft Teams interface, but also perform key incident actions. This integration also allows users to work from where they are, eliminating the need for responders to switch to another platform in order to communicate with their team while resolving an incident. We also recently launched integrations with three automation tools -- Pliant.io, Rundeck, and Ayehu -- strengthening our position at the center of the digital ecosystem. The new integrations, built for PagerDuty by Pliant.io, Rundeck, and Ayehu, join our successful AWS Eventbridge integration, to allow our customers to use their preferred tool when automating incident response work and to give us the most complete offer for automating incident resolution.

Financial Outlook

For the second quarter of fiscal 2021, PagerDuty currently expects:

•	Total revenue of $50.0 million - $51.0 million, representing a growth rate of 24% - 26% year-over-year

•	Non-GAAP net loss per share of $0.07 - $0.06 assuming approximately 79 million shares

For the full fiscal year 2021, PagerDuty currently expects:

•	Total revenue of $204.0 million - $213.0 million, representing a growth rate of 23% - 28% year-over-year

•	Non-GAAP net loss per share of $0.30 - $0.25 assuming approximately 79 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on June 4, 2020. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. Interested parties can access the call by dialing (833) 502-0481 or (778) 560-2551 for callers outside North America, and using the conference ID 2488773.

A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com. A telephonic replay of the conference call will be available through June 18, 2020 and may be accessed by dialing (800) 585-8367 or (416) 621-4642 for callers outside North America, and using the conference ID: 7195588.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense and non-cash charitable contribution expense. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding stock-based compensation expense and non-cash charitable contribution expense. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to enhance the strength of its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission (SEC) on March 19, 2020. Additional information will be made available in our quarterly report on form 10-Q for the quarter ended April 30, 2020 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers including GE, Vodafone, Box, and American Eagle Outfitters. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:
Stacey Finerman
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue	$49,786	$37,314
Cost of revenue(1)	6,963	5,486
Gross profit	42,823	31,828
Operating expenses:
Research and development(1)	15,014	10,906
Sales and marketing(1)	26,736	21,167
General and administrative(1)	13,673	12,484
Total operating expenses	55,423	44,557
Loss from operations	(12,600)	(12,729)
Interest income	1,353	889
Other income, net	19	21
Loss before provision for income taxes	(11,228)	(11,819)
Provision for income taxes	(231)	(245)
Net loss	$(11,459)	$(12,064)
Other comprehensive income
Unrealized gain on investments	642	—
Total comprehensive loss	$(10,817)	$(12,064)
Net loss per share, basic and diluted	$(0.15)	$(0.37)
Weighted-average shares used in calculating net loss per share, basic and diluted	77,770	32,510
(1) Includes stock-based compensation expense as follows (in thousands, unaudited):

	Three Months Ended April 30,
	2020	2019
Cost of revenue	$344	$143
Research and development	2,183	860
Sales and marketing	2,285	1,464
General and administrative	3,496	2,345
Total	$8,308	$4,812

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of April 30, 2020	As of January 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$139,455	$124,024
Accounts receivable, net of allowance for doubtful accounts of $1,490 and $810 as of April 30, 2020 and January 31, 2020, respectively	36,527	37,128
Investments	211,352	227,375
Deferred contract costs, current	9,769	9,301
Prepaid expenses and other current assets	10,209	7,163
Total current assets	407,312	404,991
Property and equipment, net	13,211	12,369
Deferred contract costs, non-current	16,335	16,387
Lease right-of-use assets	28,000	—
Other assets	1,461	1,651
Total assets	$466,319	$435,398
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,625	$6,434
Accrued expenses and other current liabilities	6,374	7,197
Accrued compensation	14,911	13,911
Deferred revenue, current	91,648	87,490
Lease liabilities, current	4,633	—
Total current liabilities	122,191	115,032
Deferred revenue, non-current	4,798	5,079
Lease liabilities, non-current	30,260	—
Other liabilities	1,527	7,349
Total liabilities	158,776	127,460
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	497,430	487,008
Accumulated other comprehensive income	779	137
Accumulated deficit	(190,666)	(179,207)
Total stockholders’ equity	307,543	307,938
Total liabilities and stockholders’ equity	$466,319	$435,398

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2020	2019
Cash flows from operating activities
Net loss	$(11,459)	$(12,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,023	470
Amortization of deferred contract costs	2,440	1,608
Stock-based compensation	8,308	4,812
Non-cash lease expense	1,089	—
Other	743	281
Changes in operating assets and liabilities:
Accounts receivable	(8)	1,588
Deferred contract costs	(2,856)	(2,782)
Prepaid expenses and other assets	(2,919)	(1,635)
Accounts payable	(1,049)	(1,094)
Accrued expenses and other liabilities	619	124
Accrued compensation	1,000	(1,315)
Deferred revenue	3,877	2,441
Lease liabilities	(993)	—
Net cash used in operating activities	(185)	(7,566)
Cash flows from investing activities
Purchases of property and equipment	(2,713)	(1,190)
Proceeds from maturities of held-to-maturity of investments	15,000	—
Purchases of available-for-sale investments	(32,130)	—
Proceeds from maturities of available-for-sale investments	30,565	—
Proceeds from sales of available-for-sale investments	3,096	—
Net cash provided by (used in) investing activities	13,818	(1,190)
Cash flows from financing activities
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	220,086
Payments of costs related to initial public offering	—	(3,923)
Proceeds from repayment of promissory note	—	515
Proceeds from issuance of common stock upon exercise of stock options	1,844	2,240
Employee payroll taxes paid related to net share settlement of restricted stock units	(46)	—
Net cash provided by financing activities	1,798	218,918
Net increase in cash, cash equivalents, and restricted cash	15,431	210,162
Cash, cash equivalents, and restricted cash at beginning of period	124,024	130,323
Cash, cash equivalents, and restricted cash at end of period	$139,455	$340,485

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30, 2020
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$6,963	$(344)	$6,619
Gross profit	42,823	344	43,167
Gross margin	86.0%	0.7%	86.7%
Operating expenses:
Research and development	15,014	(2,183)	12,831
Sales and marketing	26,736	(2,285)	24,451
General and administrative	13,673	(3,496)	10,177
Operating loss	(12,600)	8,308	(4,292)
Operating margin	(25.3)%	16.7%	(8.6)%
Net loss	$(11,459)	$8,308	$(3,151)
Net loss per share	$(0.15)		$(0.04)

	Three Months Ended April 30, 2019
	GAAP	Stock-based Compensation	Non-GAAP
Cost of revenue	$5,486	$(143)	$5,343
Gross profit	31,828	143	31,971
Gross margin	85.3%	0.4%	85.7%
Operating expenses:
Research and development	10,906	(860)	10,046
Sales and marketing	21,167	(1,464)	19,703
General and administrative	12,484	(2,345)	10,139
Operating loss	(12,729)	4,812	(7,917)
Operating margin	(34.1)%	12.9%	(21.2)%
Net loss	$(12,064)	$4,812	$(7,252)
Net loss per share	$(0.37)		$(0.22)

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended April 30,
	2020	2019
Net cash used in operating activities	$(185)	$(7,566)
Less:
Purchases of property and equipment	(2,713)	(1,190)
Free cash flow	$(2,898)	$(8,756)
Net cash provided by (used in) investing activities	$13,818	$(1,190)
Net cash provided by financing activities	$1,798	$218,918
Free cash flow margin	(5.8)%	(23.5)%